Exhibit 99.2

Priceline.com Reports 2nd Quarter 2004 Financial Results

Gross travel bookings are $470.4 million, up 58% year over year

Airline ticket unit bookings grow 60%

NORWALK, Conn., August 2, 2004 . . . Priceline.com® Incorporated (Nasdaq: PCLN) today reported 2nd quarter 2004 gross travel bookings of $470.4 million, a 58% increase over a year ago.  Gross travel bookings refer to the total dollar value inclusive of taxes and fees of all travel products purchased by consumers.  Revenues were $259.4 million, an increase of 8% compared to $239.6 million during the same period a year ago.

Pro forma gross profit for the 2nd quarter 2004 was $54.6 million, a 35% increase over the same period a year ago.  Pro forma net income for the 2nd quarter 2004 was $12.8 million, or $0.32 per diluted common share.  Pro forma gross profit and pro forma net income exclude the effects of non-cash amortization of acquisition expense (primarily associated with priceline.com’s acquisition of a majority of the equity of Travelweb LLC) and pro forma net income further excludes the effects of stock-based compensation expense, option payroll tax expense and, when applicable, the payment of non-cash preferred stock dividends.  Priceline.com’s GAAP gross profit for the 2nd quarter was $53.8 million.  Priceline.com’s GAAP net income per share for the 2nd quarter was $0.29, an increase of 46% over 2nd quarter 2003.   The attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP and the section below entitled “Non-GAAP Financial Measures” provides further information about the use of pro forma financial measures used in this press release.

Priceline.com reported strong 2nd quarter 2004 growth across its travel products.  Airline ticket unit bookings grew 60% compared to a year ago, while hotel room night unit bookings grew 32%, and rental car day unit bookings grew 63%.  Unit bookings are inclusive of priceline.com’s opaque Name Your Own Price® products and its growing complement of retail travel products offered on priceline.com and through sister sites Travelweb.com, Lowestfare.com, Rentalcars.com and Breezenet.com.  Unit bookings also include products sold as part of priceline.com’s packaged vacations service.

“The expansion of priceline’s product line to give our customers greater travel choices has contributed to improved topline results.  In addition, acquired businesses such as Travelweb, are performing well,” said priceline’s President and Chief Executive Officer, Jeffery H. Boyd.  “With a strong topline performance, priceline.com was able to deliver pro forma earnings growth of 63% year-over-year, despite increased investments in new products and advertising.”

Operating Highlights

•                  Travelweb.com acquisition.  In May, priceline.com increased its ownership in the Travelweb.com retail hotel reservation Web site to 85.7%.  Phase I site improvements have been made on Travelweb.com and development is under way to make more extensive retail choices available to priceline.com customers through Travelweb.

•                  Expansion of rental car retail offerings.  Priceline.com launched a new retail rental car search and booking tool on RentalCars.com in May.  This tool, which expands choice and should aid conversion and customer retention, is scheduled to be rolled out to other owned websites in the coming months.

•                  New packaged vacations service launch.  In the 2nd quarter, priceline.com gave consumers even more ways to save on vacation packages.  In most instances, when customers pick a vacation destination, priceline.com gives them two options.  They can choose the exact hotel they want, as well as pick their flight times and itineraries.  Or, for deeper savings, they can let priceline.com pick the flights for them.  In all cases, customers see a final price before choosing their vacation and hotels come with full descriptions, maps and more.

“Now that priceline has a full suite of retail travel products, the next step is to optimize the offering of those products on priceline.com, particularly in hotels and rental cars,” said Mr. Boyd.  “In the coming months we intend to enhance the presentation of retail choices to hotel and rental car customers and improve packaging and cross-sell offerings in all our product paths.  Based on our success with our new airline ticket and packages products, we believe these steps will significantly strengthen priceline.com’s product offering and contribute to topline performance into 2005.”

Forward Guidance

Looking forward, Mr. Boyd commented, “We intend to continue our investment in product offerings and advertising, including Travelweb, since those investments are clearly paying dividends and position us well for the future.  We expect priceline.com will continue to deliver solid earnings growth this year while positioning itself for continued growth in 2005 and beyond.”

Priceline.com issued the following guidance for the 2nd half of 2004:

•                  Average quarterly gross bookings growth of 44% - 48% on a year-over-year basis;

•                  Average quarterly airline ticket unit sales growth of approximately 60% on a year-over-year basis;

•                  Average quarterly hotel room night unit sales growth of approximately 25% on a year-over-year basis;

•                  Average quarterly rental car day unit sales growth of approximately 20% on a year-over-year basis;

•                  Average quarterly revenue growth of approximately 5% on a year-over-year basis; and

•                  Average quarterly pro forma gross profit growth of approximately 35% on a year-over-year basis.

Priceline issued the following guidance for the 3rd quarter of 2004:

•                  Pro forma net income per share of $0.25 to $0.30 per share.

Priceline issued the following guidance for the 4th quarter of 2004:

•                  Pro forma net income per share of $0.13 to $0.17 per share.

A reconciliation of pro forma financial results to GAAP results are included in the attached financial and statistical supplement.  Priceline.com is targeting GAAP net income per share of approximately $0.21 to $0.26 in the 3rd quarter 2004 and $0.11 to $0.15 in the 4th quarter 2004, which includes the non-cash amortization of acquisition expense (primarily associated with the acquisition of Travelweb LLC), stock-based compensation, option payroll taxes and, when applicable, the payment of non-cash preferred stock dividends, totaling approximately $1.5 million to $1.8 million in the 3rd quarter 2004 and approximately $500,000 to $700,000 in the 4th quarter 2004.

About Priceline.com

Priceline.com is a travel service that offers leisure airline tickets, hotel rooms, rental cars, vacation packages and cruises.  Priceline.com also has a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee.  Priceline.com operates the retail travel Web sites Travelweb.com, Lowestfare.com, Rentalcars.com and Breezenet.com.  Priceline.com licenses its business model to independent licensees, including pricelinemortgage and certain international licensees.

###

Press information:   Brian Ek  203-299-8167  (brian.ek@priceline.com)

Information About Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “may,” “will,” “should,” “could,” “expects,” “intend,” “does not currently expect,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause priceline.com’s actual results to differ materially from those described in the forward-looking statements: adverse changes in general market conditions for leisure and other travel products as the result of, among other things, terrorist attacks; adverse changes in priceline.com’s relationships with airlines and other product and service providers including, without limitation, the withdrawal of suppliers from the priceline.com system; the bankruptcy or insolvency of another major domestic airline; the effects of increased competition; systems-related failures and/or security breaches; priceline.com’s ability to protect its intellectual property rights; losses by priceline.com and its licensees; final adjustments made in closing the quarter; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause priceline.com’s actual results to differ materially from those described in the forward-looking statements, please refer to priceline.com’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Pro forma gross profit excludes the effect of non-cash amortization of acquisition expense associated with the acquisition of Travelweb LLC.  Pro forma net income excludes the effects of non-cash amortization of acquisition expense (primarily associated with the acquisition of Travelweb LLC), stock based compensation, option payroll taxes and, when applicable, the payment of non-cash preferred stock dividends.  Pro forma net income and pro forma gross profit are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies.  Priceline.com believes that pro forma net income and pro forma gross profit that exclude non-cash amortization of acquisition expense are useful for investors to evaluate priceline.com’s future on-going performance because they enable a more meaningful comparison of priceline.com’s projected cash earnings and performance with its historical results from prior periods.  Stock based compensation and preferred stock dividends are excluded from pro forma net income because they do not impact cash earnings and are reflected in earnings per share through increased share counts.  Option payroll tax often shows volatility unrelated to operating results since the expense is driven primarily by option exercise activity and the market price of priceline.com’s common stock.  The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States.  The attached financial and statistical supplement reconciles pro forma financial information with priceline.com’s financial results under GAAP.

priceline.com Incorporated

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30, 2004	December 31, 2003
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$156,306	$93,732
Restricted cash	23,502	22,485
Short-term investments	206,360	151,736
Accounts receivable, net of allowance for doubtful accounts of $1,038 and $794 at June 30, 2004 and December 31, 2003, respectively	23,733	10,782
Prepaid expenses and other current assets	6,156	4,778

Total current assets	416,057	283,513

Property and equipment, net	15,474	16,524
Intangible assets, net	13,570	7,053
Goodwill	32,837	8,779
Other assets	16,674	21,915

Total assets	$494,612	$337,784

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$49,380	$25,061
Accrued expenses	22,680	21,031
Deferred merchant bookings	8,867	—
Other current liabilities	3,340	3,522
Total current liabilities	84,267	49,614

Other long-term liabilities	1,763	1,069
Minority interest	691	—
Long-term debt	223,348	124,524
Total liabilities	310,069	175,207

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK	13,470	13,470

Stockholders’ equity
Common stock	315	306
Treasury stock	(350,628)	(350,628)
Additional paid-in capital	2,062,613	2,055,607
Deferred compensation	(1,516)	(1,408)
Accumulated deficit	(1,539,712)	(1,555,444)
Accumulated other comprehensive income	1	674
Total stockholders’ equity	171,073	149,107

Total liabilities and stockholders’ equity	$494,612	$337,784

priceline.com Incorporated

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Merchant revenues	$249,860	$236,943	$466,871	$435,551
Agency revenues	8,747	1,476	15,195	2,481
Other revenues	782	1,147	1,454	2,021
Total revenues	259,389	239,566	483,520	440,053

Cost of merchant revenues	205,610	199,072	386,367	366,572
Cost of agency revenues	—	—	—	—
Cost of other revenues	—	—	—	—
Total costs of revenues	205,610	199,072	386,367	366,572

Gross profit	53,779	40,494	97,153	73,481

Operating expenses:
Advertising	16,366	10,774	31,771	21,872
Sales and marketing	9,096	7,790	15,802	14,653
Personnel	7,783	7,546	16,018	15,059
General and administrative, including option payroll taxes	4,454	2,744	7,963	5,563
Information technology	2,455	2,604	4,969	4,971
Depreciation and amortization	2,565	2,787	4,785	6,699
Stock based compensation	112	70	218	70
Restructuring charge/(reversal)	(12)	—	(12)	—
Warrant costs	—	—	—	6,638

Total operating expenses	42,819	34,315	81,514	75,525

Operating income (loss)	10,960	6,179	15,639	(2,044)

Other income:
Interest income	1,029	405	2,139	897
Interest expense	(566)	—	(1,132)	—
Equity in income (loss) of investees, net	(35)	1,105	(161)	1,105
Other	13	—	19	—
Total other income	441	1,510	865	2,002

Net income (loss)	11,401	7,689	16,504	(42)
Preferred stock dividend	—	—	(772)	(297)

Net income (loss) applicable to common stockholders	$11,401	$7,689	$15,732	$(339)

Net income (loss) applicable to common stockholders per basic common share	$0.30	$0.20	$0.42	$(0.01)

Weighted average number of basic common shares outstanding	38,076	37,635	37,822	37,556

Net income (loss) applicable to common stockholders per diluted common share	$0.29	$0.20	$0.41	$(0.01)

Weighted average number of diluted common shares outstanding	39,932	39,284	38,778	37,556

priceline.com Incorporated

RECONCILIATION OF GAAP GROSS PROFIT AND NET INCOME TO PRO FORMA GROSS PROFIT AND NET INCOME

(In thousands, except per share data, unaudited)

	GAAP	Adjustments		Pro Forma

Merchant revenues	$249,860	$—		$249,860
Agency revenues	8,747	—		8,747
Other revenues	782	—		782
Total revenues	259,389	—		259,389

Cost of merchant revenues	205,610	(829	)(a)	204,781
Cost of agency revenues	—	—		—
Cost of other revenues	—	—		—
Total costs of revenues	205,610	(829)		204,781

Gross profit	53,779	829		54,608

Operating expenses:
Advertising	16,366	—		16,366
Sales and marketing	9,096	—		9,096
Personnel	7,783	—		7,783
General and administrative, including option payroll taxes	4,454	(298	)(b)	4,156
Information technology	2,455	—		2,455
Depreciation and amortization	2,565	(193	)(c)	2,372
Stock based compensation	112	(112	)(d)	—
Restructuring charge/(reversal)	(12)	12	(e)	—
Warrant costs	—	—		—

Total operating expenses	42,819	(591)		42,228

Operating income	10,960	1,420		12,380

Other income:
Interest income	1,029	—		1,029
Interest expense	(566)	—		(566)
Equity in loss of investees, net	(35)	—		(35)
Other	13	(13	)(f)	—
Total other income	441	(13)		428

Net income	11,401	1,407		12,808
Preferred stock dividend	—	—		—

Net income applicable to common stockholders	$11,401	$1,407		$12,808

Net income (loss) applicable to common stockholders per basic common share	$0.30			$0.34

Weighted average number of basic common shares outstanding	38,076			38,076

Net income (loss) applicable to common stockholders per diluted common share	$0.29			$0.32

Weighted average number of diluted common shares outstanding	39,932			39,932

(a)           Cost of revenue adjustment for Travelweb acquired intangibles.

(b)           Adjustment for option payroll tax.

(c)           Amortization adjustment for acquisition-related intangibles, primarily related to Travelweb.

(d)           Adjustment for stock-based compensation.

(e)           Adjustment for restructuring reversal.

(f)            Adjustment for minority interest credit related to Travelweb.

priceline.com Incorporated - 2004 SECOND QUARTER FINANCIAL DATA SUPPLEMENT

priceline.com Financials

Consolidated Statements of Operations

Consolidated Balance Sheets

Statistical Data

This supplement is unaudited and intended as a supplement to, and should be read in conjunction with, the Company’s audited financial statements and the notes thereto filed with the SEC on Form 10-K and unaudited quarterly financial statements filed with the SEC on Form 10-Q.  Certain data have been reclassified in order to conform historical information in a manner consistent with current presentation and has not been audited in this form.  Certain presentations within this supplement are not consistent with Generally Accepted Accounting Principles.

priceline.com Incorporated

Consolidated Statements of Operations

In thousands, except per share data

(Unaudited)

Income Statement Analysis	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04	2Q04 vs. 2Q03	6 months 2004	6 months 2003	6 mos. 2004 vs. 6 mos. 2003

Merchant revenues	$198,608	$236,943	$240,584	$176,319	$217,011	$249,860	5%	$466,871	$435,551	7%
Agency revenues	1,005	1,476	1,895	3,178	6,448	8,747	493%	15,195	2,481	512%
Other revenues	874	1,147	962	670	672	782	-32%	1,454	2,021	-28%
Total revenues	200,487	239,566	243,441	180,167	224,131	259,389	8%	483,520	440,053	10%

Cost of merchant revenues	167,500	199,072	202,793	148,351	180,757	205,610	3%	386,367	366,572	5%
Cost of agency revenues	—	—	—	—	—	—	0%	—	—	0%
Cost of other revenues	—	—	—	—	—	—	0%	—	—	0%
Total costs of revenues	167,500	199,072	202,793	148,351	180,757	205,610	3%	386,367	366,572	5%

Gross profit	$32,987	$40,494	$40,648	$31,816	$43,374	$53,779	33%	$97,153	$73,481	32%

Operating expenses:
Advertising	11,098	10,774	10,284	10,092	15,405	16,366	52%	31,771	21,872	45%
Sales and marketing	6,864	7,789	7,242	4,908	6,706	9,096	17%	15,802	14,653	8%
Personnel	7,512	7,547	7,441	7,180	8,235	7,783	3%	16,018	15,059	6%
General and administrative	2,819	2,642	3,058	3,256	3,469	4,156	57%	7,625	5,461	40%
Information technology	2,367	2,604	1,878	2,049	2,514	2,455	-6%	4,969	4,971	0%
Depreciation and amortization	3,912	2,787	2,510	2,324	2,220	2,565	-8%	4,785	6,699	-29%
Option payroll taxes	—	102	154	—	40	298	192%	338	102	231%
Stock based compensation	—	70	106	106	106	112	60%	218	70	211%
Restructuring charge/(reversal)	—	—	(137)	(49)	—	(12)	0%	(12)	—	0%
Warrant costs	6,638	—	—	—	—	—	0%	—	6,638	-100%

Total operating expenses	$41,210	$34,315	$32,536	$29,866	$38,695	$42,819	25%	$81,514	$75,525	8%

Operating income (loss)	$(8,223)	$6,179	$8,112	$1,950	$4,679	$10,960	77%	$15,639	$(2,044)	865%

Other income (expenses):
Interest income, net	492	405	229	441	544	463	14%	1,007	897	12%
Equity in income/(loss) of investees, net	—	1,105	1,389	(163)	(126)	(35)	-103%	(161)	1,105	-115%
Other	—	—	—	—	6	13	0%	19	—	0%

Total other income	$492	$1,510	$1,618	$278	$424	$441	-71%	865	2,002	-57%

Net income (loss)	$(7,731)	$7,689	$9,730	$2,228	$5,103	$11,401	48%	$16,504	$(42)	39395%

Preferred stock dividend	(297)	—	(1,194)	—	(772)	—	0%	(772)	(297)	-160%

Net income (loss) applicable to common stockholders	$(8,028)	$7,689	$8,536	$2,228	$4,331	$11,401	48%	$15,732	$(339)	4741%

Net income (loss) applicable to common stockholders per basic common share	$(0.21)	$0.20	$0.22	$0.06	$0.12	$0.30	47%	$0.42	$(0.01)	4708%

Net income (loss) applicable to common stockholders per diluted common share	$(0.21)	$0.20	$0.21	$0.06	$0.11	$0.29	46%	$0.41	$(0.01)	4594%

(1) Weighted average common shares:
Basic	37,477	37,635	38,044	38,019	37,588	38,076	1%	37,822	37,556	1%
Diluted	37,477	39,284	39,812	40,107	38,905	39,932	2%	38,778	37,556	3%
Common shares outstanding, end of period	37,495	37,925	38,291	37,607	37,696	38,748	2%	38,748	37,925	2%

Gross margin	16.5%	16.9%	16.7%	17.7%	19.4%	20.7%		20.1%	16.7%

(1)  Reflects one-for-six reverse stock split.

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priceline.com Incorporated

Consolidated Balance Sheets

In thousands

(Unaudited)

	3/31/2003	6/30/2003	9/30/2003	12/31/2003	3/31/2004	6/30/2004
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$52,560	$69,292	$115,302	$93,732	$176,092	$156,306
Restricted cash	17,025	16,869	20,750	22,485	22,384	23,502
Short-term investments	70,194	62,992	148,027	151,736	79,576	206,360
Accounts receivable, net of allowance for doubtful accounts	16,106	23,565	18,809	10,782	19,052	23,733
Prepaid expenses and other current assets	6,243	8,158	6,737	4,778	3,435	6,156

Total current assets	162,128	180,876	309,625	283,513	300,539	416,057

PROPERTY AND EQUIPMENT, net	17,690	16,106	16,603	16,524	15,692	15,474
INTANGIBLE ASSETS, net	1,086	3,808	3,687	7,053	6,814	13,570
GOODWILL	10,517	10,517	9,534	8,779	8,779	32,837
OTHER ASSETS	16,837	17,699	22,829	21,915	21,385	16,674

TOTAL ASSETS	$208,258	$229,006	$362,278	$337,784	$353,209	$494,612

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$36,020	$46,863	$38,467	$25,061	$38,023	$49,380
Accrued expenses	24,983	23,296	22,972	21,031	18,118	22,680
Deferred merchant bookings	—	—	—	—	—	8,867
Other current liabilities	2,833	2,134	3,100	3,522	3,127	3,340
Total current liabilities	63,836	72,293	64,539	49,614	59,268	84,267

Long-term accrued expenses	422	276	545	532	399
Other long-term liabilities	—	—	—	537	36	1,763
Minority interest	—	—	—	—	—	691
Long-term debt	—	—	125,000	124,524	124,996	223,348
Total liabilities	64,258	72,569	190,084	175,207	184,699	310,069

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK	13,470	13,470	13,470	13,470	13,470	13,470

STOCKHOLDERS’ EQUITY:
Common stock	1,886	303	306	306	307	315
Treasury stock	(338,410)	(338,410)	(338,410)	(350,628)	(350,628)	(350,628)
Additional paid-in capital	2,040,850	2,048,785	2,055,540	2,055,607	2,056,942	2,062,613
Deferred compensation	—	(1,619)	(1,514)	(1,408)	(1,302)	(1,516)
Accumulated deficit	(1,573,897)	(1,566,208)	(1,557,672)	(1,555,444)	(1,551,113)	(1,539,712)
Accumulated other comprehensive income	101	116	474	674	834	1
Total stockholders’ equity	130,530	142,967	158,724	149,107	155,040	171,073

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$208,258	$229,006	$362,278	$337,784	$353,209	$494,612

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priceline.com Incorporated

Statistical Data

In thousands

Gross Bookings	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04

Merchant	$226,739	$267,039	$266,640	$197,543	$244,816	$295,718
Agency	20,778	30,023	33,875	58,647	115,363	174,657
Total	$247,517	$297,061	$300,515	$256,191	$360,179	$470,375

Year/Year Growth	-19.3%	-16.3%	9.2%	12.2%	45.5%	58.3%

Units Sold	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04

Airline Tickets	483	513	438	399	620	819
Year/Year Growth	-44.2%	-44.4%	-32.0%	-18.1%	28.2%	59.8%

Hotel Room-Nights	1,234	1,505	1,642	1,319	1,669	1,983
Year/Year Growth	35.6%	38.0%	43.2%	36.9%	35.2%	31.8%

Rental Car Days	663	867	1,215	922	1,213	1,409
Year/Year Growth	-12.6%	6.1%	59.1%	61.8%	83.1%	62.5%

	1Q03	2Q03	3Q03	4Q03	1Q04	2Q04

Revenue	$200,487	$239,566	$243,441	$180,167	$224,131	$259,389
Year/Year Growth	-23.4%	-21.3%	1.4%	-8.7%	11.8%	8.3%

Gross Profit	$32,987	$40,494	$40,648	$31,816	$43,374	$53,779
Year/Year Growth	-21.4%	-15.9%	7.7%	4.4%	31.5%	32.8%

Gross Bookings represent the total dollar value of travel booked, inclusive of taxes and fees.

The gross bookings and units sold information included above is for U.S. operations only.

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